Exhibit 99.1

Enertopia Announces Marketing Campaign

Kelowna, British Columbia-(Newsfile Corp. - August 1st, 2023) - Enertopia Corporation (OTCQB: ENRT) (CSE: ENRT) ("Enertopia" or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & provisional patents in the green technology space, announces it has engaged BTV - Business Television, to provide online marketing services for a term of three months, commencing August 1st, 2023.

In anticipation of our inaugural National Instrument 43-101 technical report, which is on schedule to be ready in early fall of 2023, Enertopia will be elevating their profile through BTV - Business Television, BTV - Business Television is a TV production and Digital Marketing Agency that has helped companies increase their brand awareness for over 25 years to a national retail and institutional investor audience. Combining unique content creation and major distribution services to top tier networks and websites, the BTV Show, CEO Clips, TV Branding Ads and Digital Campaigns reach investors where they get their investment information - Discover Investment Opportunities! www.b-tv.com. The Three-month engagement starting today will consist of Digital Marketing across top financial sites & social media, along with Search Engine Marketing, and targeted email marketing. The fees for these services involved were pre-paid in the amount of $15,750 inc GST in Canadian dollars.

Timeline & Financial Position:

In less than two years the company has taken the West Tonopah Lithium project from a high-risk grass roots exploration project to a pending mineral resource, in a highly active Lithium mining region.

In that timeframe, Enertopia has managed to complete two drill programs, and will now be proceeding with an inaugural resource report and the next steps to continue moving the project forward.

Enertopia is well funded and positioned to continue the advancement of the West Tonopah project through all the necessary steps to provide investors with a pending resource estimate of the property.

"Much as we were able to take our Clayton Valley asset from exploration to sale (May 5th, 2022 PR), we are currently on track to deliver another quality technical report to our investors. Along with the creation of the technical report, we also look forward to a steady stream of news and advancements in 2023, not only from Enertopia but also from other Companies operating in the immediate area as work progresses," stated President Robert McAllister.

The Qualified Person:

The technical data in this news release have been reviewed and approved by Randy Henkle, P. Geol. a qualified person under the terms of NI 43-101.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the drilling will result in an economic deposit or have any positive impact on Enertopia. There can be no assurance that the four pending patents will become patents and have a positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC and CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.